UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Opexa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Texas	001- 33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd.The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On July 18, 2017, Opexa Therapeutics, Inc. (the “Company”) received written notice from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) that it has been granted an extension until November 13, 2017 (the “Extension Date”) to regain compliance with the minimum stockholders’ equity continued listing requirement of $2,500,000.

As previously disclosed, on May 16, 2017, the Company received a staff deficiency letter from NASDAQ notifying it that the stockholders’ equity of $2,241,693 as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2017 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1). The Company was provided 45 calendar days, or until June 30, 2017, to submit a plan to regain compliance with the minimum stockholders’ equity standard, and the Company timely submitted such a plan.

In the event the Company does not meet the compliance standard at the Extension Date, the NASDAQ staff will provide written notification that its securities will be delisted. At that time, the Company may appeal the NASDAQ staff’s determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opexa Therapeutics, Inc.

Dated: July 18, 2017

	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer